Exhibit 10.52.1


                                 FIRST AMENDMENT
                                     TO THE
                               PNM RESOURCES, INC.
                         EXECUTIVE SPENDING ACCOUNT PLAN


         Effective as of January 1, 1980, Public Service Company of New Mexico ("PNM") adopted the Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico (the "MERP"). Sponsorship of the MERP was subsequently transferred from PNM to PNM Resources, Inc. (the "Company") on November 30, 2002. Effective January 1, 2002, the Company established the Executive Spending Account (the "ESA"). Effective December 1, 2002, the Company merged the MERP with and into the ESA and named the combined program the "PNM Resources, Inc. Executive Spending Account Plan" (the "Plan"). The Plan has been amended and restated on two occasions, with the most recent restatement being effective, generally, as of January 1, 2004. By this instrument, the Company now desires to modify the definition of "Covered Expense" to include the cost of title insurance and the cost of reasonable transportation and lodging expenses incurred in connection with financial planning and real estate management.

     1. This First Amendment shall be effective as of January 1, 2004.

     2. This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended by this First Amendment shall continue in full force and effect.

     3. Article 2 (Covered Expense) of the Plan is hereby amended and restated in its entirety to read as follows:

                  Expenses incurred by the Participant or a Dependent during the current or preceding Paycheck Year, while covered by the Plan, for any of the following: (1) medical care as defined in
                  Section 213(d) of the Code to the extent that no benefits are payable for such medical care under the Participant's Medical Insurance (by way of example, and not limitation, medical


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                  care, dental care, vision care, premiums for medical care and qualified long-term care (whether paid on a pre-tax or after-tax basis), transportation primarily for and essential to medical care, and amounts paid for lodging (not lavish or extraordinary under the circumstances) while away from home primarily for and essential to medical care would all be treated as Covered Expenses under this item (1)); (2) income tax preparation; (3) estate planning (including preparation of wills and trusts); (4) financial counseling, but excluding brokerage fees or commissions; (5) financial management services (this would include, for example, the services provided by a management firm that manages your real estate investments); (6) premiums covering the Participant and his or her Dependents for accident, disability, life, dependent life, and/or supplemental insurance (similar to AFLAC), whether paid for by the Participant as a private party or deducted from the Participant's salary under a PNM Resources benefit program;
                  (7) premiums for home, auto, title or personal liability umbrella insurance; (8) premiums covering the Participant or Family Members for long-term care insurance, whether paid for by the Participant as a private party or deducted from the Participant's salary under a PNM Resources benefit program; or
                  (9) reasonable transportation and lodging expenses in connection with the Participant's financial planning and real estate management, including estate planning, financial counseling and financial management services as described in items (3), (4) and (5). An expense that qualifies as a Covered Expense pursuant to item (1) above, is "incurred" when the underlying medical care is provided, regardless of when you are billed or pay for such medical care, unless the medical care for which you are seeking reimbursement is for insurance premiums covering medical care or qualified long-term care, in which case such expense is "incurred" on the date on which you are billed for the premium. An expense that qualifies as a Covered Expense pursuant to items (2), (3), (4), (5), (6),
                  (7), (8) or (9) above, is "incurred" as of the date on which you are billed for the expense or premium.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 28 day of April, 2004.
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                      PNM RESOURCES, INC.


                      By:     /s/  Alice A. Cobb
                          ------------------------------------------------------

                      Its: Senior Vice President, People Services & Development
                          ------------------------------------------------------



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